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                                                                   EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
WorldPages.com, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement (Amendment No. to Form S-1 (No. 333-30102) on Form S-3) and related prospectus. The audits referred to in our reports dated February 4, 2000, included the related financial statement schedule as of December 31, 1999, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ KPMG LLP

St. Louis, Missouri
April 20, 2000